Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-194059) and Form S-8 (File Nos. 333-149822, 333-149821, 333-181298) of Philip Morris International Inc. of our report dated February 5, 2015, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers SA

/s/ BARRY J. MISTHAL	/s/ FELIX ROTH

Barry J. Misthal	Felix Roth
Lausanne, Switzerland
February 20, 2015